AMENDED AND RESTATED CERTIFICATE OF TRUST

                                       OF

                           EVEREST SERIES FUNDS TRUST

                           A Delaware Business Trust

     The undersigned, constituting the sole member of the Board of Trustees of EVEREST SERIES FUNDS TRUST (the "Trust"), in order to amend and restate the certificate of trust for Everest Series Funds Trust, a Delaware business trust, pursuant to Section 3810 of the Delaware Business Trust Act, does hereby certify the following:

     1.NAME.  The name of the business trust is changed from "Everest Series
       Funds Trust" to "Everest Funds."

     2.REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

            (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

            (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     3.LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust, shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

     IN WITNESS WHEREOF, the Trustee named below does hereby execute this Amended and Restated Certificate of Trust as of the 28th day of September, 2000.

                                   /s/ Vinod Gupta
                                   ---------------------
                                   Vinod Gupta
                                   Trustee